Exhibit 10.2

APPLE INC.
NON-EMPLOYEE DIRECTOR STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

NOTICE OF GRANT

Name:                    (the “Non-Employee Director”)
Grant Number:
No. of Units Subject to Award:

Award Date:
Vesting Date:

This restricted stock unit award (the “Award”) is granted under and governed by the terms and conditions of the Apple Inc. Non-Employee Director Stock Plan and the Terms and Conditions of Restricted Stock Unit Award, which are attached hereto and incorporated herein by reference.
You do not have to accept the Award. If you wish to decline your Award, you should promptly notify Apple Inc.’s Stock Plan Group of your decision at stock@apple.com. If you do not provide such notification within thirty (30) days after the Award Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
1.General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by Apple Inc., a California corporation (the “Company”), and are incorporated by reference in the Notice of Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Non-Employee Director.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award was granted under and is subject to the provisions of the Apple Inc. Non-Employee Director Stock Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Non-Employee Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Non-Employee Director. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.
2.    Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (“Share”) solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Non-Employee Director if such Stock Units vest pursuant to this Award Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.
3.    Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable as set forth in the Grant Notice. The vesting date set forth in the Grant Notice is referred to herein as the “Vesting Date.”
4.    Continuance of Service. The vesting schedule requires continued service as a member of the Board through the Vesting Date as a condition to the vesting of the Award and the rights and benefits under this Award Agreement. Service as a member of the Board for only a portion of the vesting period, even if a substantial portion, will not entitle the Non-Employee Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 8 below and in the Plan.
Nothing contained in this Award Agreement or the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders, nor confer upon the Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Non-Employee Director without his or her consent thereto.
5.    Dividend and Voting Rights.
(a)        Limitations on Rights Associated with Stock Units. The Non-Employee Director shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units or any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued to and held of record by the Non-Employee Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date upon which the Non-Employee Director will become the holder of record thereof.
(b)        Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Non-Employee Director with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (with such total number adjusted pursuant to Section 7 of the Plan) subject to the Award that are outstanding immediately prior to the record date for that dividend

(a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 5(b) with respect to any Stock Units which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.
6.    Restrictions on Transfer. Except as provided in Section 6 of the Plan, neither the Award, nor any interest therein or amount or Shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.
7.    Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following the Vesting Date (and in all events not later than two and one-half (2 ½) months after the Vesting Date), the Company shall deliver to the Non-Employee Director a number of Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Stock Units subject to the Award that vest on the Vesting Date, unless such Stock Units terminate prior to the Vesting Date pursuant to Section 8. The Non-Employee Director shall have no further rights with respect to any Stock Units that are so paid.
8.    Effect of Termination of Service. If the Non-Employee Director ceases to serve as a member of the Board for any reason other than death, the Stock Units (as well as the related Dividend Equivalent Rights) shall terminate to the extent such units have not become vested prior to the first date the Non-Employee Director is no longer a member of the Board, and the Non-Employee Director will have no rights with respect to, or in respect of, such terminated Stock Units. If the Non-Employee Director ceases to serve as a member of the Board due to his or her death, the Non-Employee Director’s unvested Stock Units shall fully vest as of the date of the Non-Employee Director’s death.
9.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 7 of the Plan, the Board shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and type of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights are credited pursuant to Section 5(b).
10.    Responsibility for Taxes. The Non-Employee Director agrees to report and pay any and all income tax, social insurance, or payroll taxes (“Tax-Related Items”) that arise as a result of the grant, vesting or settlement of the Award, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends or Dividend Equivalent Rights. The Company is not responsible for withholding with regard to the Tax-Related Items. However, the Company reserves the right to withhold any Tax-Related Items to the extent circumstances change and it is required to do so. In this regard, the Non-Employee Director authorizes the Company, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy any Tax-Related Items withholding obligations that are legally required to be paid by the Non-Employee Director by one or a combination of the following methods: (a) withholding from cash amounts otherwise distributable to the Non-Employee Director by the Company; (b) withholding otherwise deliverable Shares or from otherwise payable Dividend Equivalent Rights to be issued or paid upon settlement of the Award (c) arranging for the sale of Shares otherwise deliverable to the Non-Employee Director (on the Non-Employee Director’s behalf and at the Non-Employee Director’s direction pursuant to this authorization), including selling Shares as part of a block trade with other participants in the Plan or other plans of the Company; or (d) withholding from the proceeds of the sale of Shares acquired upon settlement of the Award. The Company may refuse to distribute the Shares or other property credited to the Non-Employee Director if the Non-Employee Director fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section 10.

11.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Non-Employee Director’s consent to participate in the Plan by electronic means. The Non-Employee Director hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an online or voice activated system established and maintained by the Company or a third party vendor designated by the Company.
12.    Data Privacy. The Non-Employee Director acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 12. The Company and its related entities may hold certain personal information about the Non-Employee Director, including the Non-Employee Director’s name, home address and telephone number, date of birth, social security number or other identification number, compensation, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Non-Employee Director’s favor (“Data”), for the purpose of managing and administering the Plan. The Company and its related entities may transfer Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Non-Employee Director’s participation in the Plan, and the Company and its related entities may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration, and management of the Plan. The Non-Employee Director acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Non-Employee Director’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan or the subsequent holding of Shares on the Non-Employee Director’s behalf to a broker or to other third party with whom the Non-Employee Director may elect to deposit any Shares acquired under the Plan (whether pursuant to the Award or otherwise).
13.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Non-Employee Director at the Non-Employee Director’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Non-Employee Director is no longer a member of the Board, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
14.    Plan. The Award and all rights of the Non-Employee Director under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, which is incorporated herein by reference. The Non-Employee Director agrees to be bound by the terms of the Plan and this Award Agreement. The Non-Employee Director acknowledges having read and understood the Plan and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board do not (and shall not be deemed to) create any rights in the Non-Employee Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof.
15.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 10 of the Plan. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Non-Employee Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

16.    Limitation on the Non-Employee Director’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Non-Employee Director shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
17.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
18.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
19.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.
20.    Choice of Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the Northern District of California, and no other courts, where this grant is made and to be performed.
21.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.
22.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Non-Employee Director’s participation in the Plan, on the Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Non-Employee Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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